Exhibit 10.1

RESOLUTION OF THE BOARD OF DIRECTORS

Pursuant to Article III Section 10 of the Bylaws (the “Bylaws”) of American Housing Income Trust, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation unanimously adopt the following resolutions:

RESOLVED, that Direct Transfer, LLC is authorized to perform a beneficial round up of fractional shares of common stock following FINRA’s approval of 1:1,000 reverse stock split.

RESOLVED, that Direct Transfer, LLC is authorized to issue additional shares of common stock as required to facilitate requests to perform the round up of the fractional shares on a beneficial holder level following FINRA approval of 1:1,000 reverse stock split without further notification to or approval of the Board of Directors.

RESOLVED, that these resolutions may be executed in counterpart with facsimile or electronic signatures constituting originals for all intents and purposes.

These resolutions are executed as of May 22, 2015.

APPROVED:

/s/ Eric Stoffers
By: Eric Stoffers
Its: Chairman of the Board

/s/ Kenneth Hedrick
By: Kenneth Hedrick
Its: Director

/s/ Sean Zarinegar
By: Sean Zarinegar
Its: Director